UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019

IES Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market
Rights to Purchase Preferred Stock	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On December 6, 2019, IES Holdings, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal 2019 fourth quarter and year end. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Long-Term Incentive Plan

On December 4, 2019, the Board of Directors (the “Board”) of the Company adopted the Amended and Restated Long-Term Incentive Plan Annual Grant Program of the Company (the “A&R LTIP”), subject to the terms and conditions of the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”). The A&R LTIP provides for an annual grant of restricted stock, phantom stock units, or other equity or equity-based grants to the Company’s executive officers and such other key employees as the Human Resources and Compensation Committee of the Board (the “Committee”) may designate. The annual grants may vest, as determined in the discretion of the Committee, based on: (i) actual performance relative to predetermined performance measures (the “Performance Units”) during the three fiscal-year period commencing with the fiscal year in which the grant is made, or such other period as determined by the Committee, (ii) continued service through the scheduled vesting date, or (iii) a combination of the foregoing. The Performance Units shall vest (i) at predetermined vesting percentages if actual performance is equal to the threshold, target and maximum performance measures for the relevant performance period, (ii) based on linear interpolation if actual performance is between such measures, and (iii) at 0% if actual performance is below the threshold performance measure.

The A&R LTIP is attached as Exhibit 10.1 hereto, and the foregoing description of the LTIP is qualified in its entirety by reference thereto.

Grant of Phantom Stock Units

On December 4, 2019, the Human Resources and Compensation Committee of the Company awarded its named executive officers performance-based and time-based phantom stock units (collectively, the “Phantom Units”) pursuant to the terms and conditions of the A&R LTIP. Each Phantom Unit represents a contractual right in respect of one share of the Company’s common stock and vests in accordance with substantially similar terms and conditions to the performance-based and time-based phantom stock units awarded, and disclosed in the Form 8-K Current Report filed by the Company, on February 6, 2019, with the exception of certain terms and conditions described below.

Two-thirds (2/3) of the Phantom Units (the “Cumulative Income Units”) are subject to the achievement of specified levels of Cumulative Income (as defined in the A&R LTIP) for a three fiscal-year performance period commencing on October 1, 2019 (the “Performance Period”). The scheduled vesting date for the Performance Period is the earlier of (i) December 15, 2022 and (ii) the date the Company files its Annual Report on Form 10-K for its fiscal year ending September 30, 2022 (the “Scheduled Vesting Date”). The remaining one-third (1/3) of the Phantom Units are subject to a time-based vesting schedule (the “Time-Based Units”), with the vesting of one-hundred percent (100%) of the Time-Based Units scheduled to vest on the Scheduled Vesting Date. If the named executive officer’s employment terminates prior to the Scheduled Vesting Date due to the named executive officer’s death or disability, a termination by the Company without cause or by the Participant for good reason (as such terms are defined in the IES Holdings, Inc. Amended and Restated Executive Officer Severance Benefit Plan, the “Severance Plan”), the Phantom Units will vest in accordance with the terms of the Severance Plan.

The number of Phantom Units granted to each named executive officer is set forth below:

	Target Number of Cumulative Income Units	Number of Time-Based Units
Gary S. Matthews	20,268	10,134
Tracy A. McLauchlin	7,796	3,897

Item 7.01	Regulation FD Disclosure.

On December 6, 2019, the Company posted to its website, www.ies-co.com, under the Investor Relations section, a presentation with the title “IES Holdings, Inc.–Fourth Quarter and Fiscal Year 2019 Update.” A copy of the presentation is furnished with this report as Exhibit 99.2. The presentation will remain on the Company’s website for a period of at least thirty days.

The information set forth herein is furnished pursuant to Item 7.01–Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Long-Term Incentive Plan Annual Grant Program.

99.1	Press release dated December 6, 2019 announcing results of operations.

99.2	Presentation titled “IES Holdings, Inc.–Fourth Quarter and Fiscal Year 2019 Update,” dated December 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: December 6, 2019	/s/ Tracy A. McLauchlin
Tracy A. McLauchlin
Senior Vice President, Chief Financial Officer and Treasurer